Exhibit 99.1

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

TELEVIDEO, INC.,	Case No. 06-10242(KG)

Debtor.

DEBTOR’S PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

BUCHANAN INGERSOLL PC
Attorneys for the Debtor
The Nemours Building
1007 North Orange Street, Suite 1110
Wilmington, DE 19801-1236
Tel:  302-428-5500
Fax:  302-428-3996

Dated:  April 11, 2006

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	Chapter 11

TELEVIDEO, INC.,	Case No. 06-10242(KG)

Debtor.

DEBTOR’S PLAN OF REORGANIZATION
UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

TeleVideo, Inc., debtor and debtor-in-possession in the captioned bankruptcy case (the “Debtor”), respectfully files and proposes to its creditors the following chapter 11 plan of reorganization (as may be amended, the “Plan”).

ARTICLE I.
DEFINITIONS AND RULES OF CONSTRUCTION

1.1           Definitions.  As used herein, the following terms have the respective meanings specified below when used in capitalized form herein:

1.1.1                Administrative Expense Claims Bar Date.  Subject to Section 13.1 herein, that date which is 30 days after the Effective Date (not counting the Effective Date) by which date all requests for payment of any Administrative Expense Claims, not otherwise Allowed, shall have been filed with the Bankruptcy Court except for any Professional Compensation and Reimbursement Claims, which must be filed in accordance with Section 2.3 of the Plan.

1.1.2                Administrative Expense Claim means any right to payment constituting a cost or expense of administration of the Chapter 11 Case under Sections 503(b) and 507(a)(1) of the Bankruptcy Code, including, without limitation, any actual and necessary costs and expenses of preserving the estate of the Debtor, any actual and necessary costs and expenses of operating the business of the Debtor, any costs and expenses of the Debtor in Possession in connection with the administration and implementation of the Plan, any indebtedness or obligations incurred or assumed by the Debtor in Possession in connection with the conduct of its business, including, without limitation, for the acquisition or lease of property or an interest in property or the rendition of services, all compensation and reimbursement of expenses to the extent allowed by the Bankruptcy Court under Sections 330 or 503 of the Bankruptcy Code and any fees or charges assessed against the estate of the Debtor under Section 1930 of chapter 123 of Title 28 of the United States Code.

1.1.3                Affiliate has the meaning ascribed to such term in Section 101(2) of the Bankruptcy Code.

1.1.4                Allowed means, (i) with reference to any Claim, (a) any Claim against the Debtor that has been listed by the Debtor in its Schedules, as such Schedules may be amended by the Debtor from time to time in accordance with Bankruptcy Rule 1009, as liquidated in amount and not disputed or contingent and for which no contrary proof of claim has been filed, (b) any Claim allowed hereunder, (c) any Claim which is not Disputed, (d) any Claim that is compromised, settled or otherwise resolved pursuant to a Final Order of the Bankruptcy Court or under the Plan, or (e) any Claim that, if Disputed, has been Allowed by Final Order; provided, however, that Claims allowed solely for the purpose of voting to accept or reject the Plan pursuant to an order of the Bankruptcy Court shall not be considered “Allowed Claims” hereunder, and (ii) with reference to any Equity Interest, (a) any Equity Interest registered in the stock register maintained by or on behalf of the Debtor as of the Confirmation Date and (b) either not timely objected to or Allowed by Final Order.  Unless otherwise specified herein or by order of the Bankruptcy Court, “Allowed Administrative Expense Claim” or “Allowed Claim” shall not, for any purpose under the Plan, include interest, punitive damages or any fine or penalty on such Administrative Expense Claim or Allowed Claim from and after the Petition Date.  For purposes of determining the amount of an Allowed Claim, there shall be deducted therefrom an amount equal to the amount of any claim which the Debtor may hold against the holder thereof, to the extent such claim may be set off pursuant to Section 553 of the Bankruptcy Code.

1.1.5                Allowed General Unsecured Claims Fund means the portion of the Distribution Fund which is remaining and available to pay Class 5 Claims after either payment of, or a reserve sufficient in the discretion of the Disbursing Agent for, full satisfaction of the Plan treatment for all Allowed Administrative Expense Claims, Allowed Priority Tax Claims, and Allowed Claims in Classes 1-4.

1.1.6                Assets means all property, owned by the Debtor on the Petition Date, of any nature whatsoever, real or personal, tangible or intangible, excluding any and all property which is either not property of the Estate under Section 541 of the Bankruptcy Code or otherwise exempt or excluded from constituting property of the Estate pursuant to Sections 522, 541 of the Bankruptcy Code and/or applicable state law exemptions.

1.1.7                Available Cash means all Cash in the Debtor’s Estate as of the Effective Date minus the Working Capital Reserve plus the Mrs. Hwang Cash Contribution.

1.1.8                Ballot means the form distributed to each holder of an impaired Claim on which each holder is to indicate his/her/its acceptance or rejection of the Plan.

1.1.9                Bankruptcy Code means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, as amended from time to time.

1.1.10              Bankruptcy Court means the United States District Court having jurisdiction over the Chapter 11 Case and to the extent any reference is made pursuant to Section 157 of Title 28 of the United States Code or a general Order of the District Court pursuant to Section 151 of Title 28 of the United States Code, the Bankruptcy Court of such District Court.

1.1.11              Bankruptcy Rules means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under Section 2075 of Title 28 of the United States Code, the official Bankruptcy Forms and any Local Rules of the Bankruptcy Court, as amended.

1.1.12              Business Day means any day other than a Saturday, Sunday or any other day on which commercial banks in Wilmington, Delaware are required or authorized to close by law or executive order.

1.1.13              Cash means legal tender of the United States of America or wire transfer from a domestic bank.

1.1.14              Causes of Action means, without limitation, any and all actions, causes of action, liabilities, obligations, rights, suits, damages, judgments, claims and demands whatsoever, whether known or unknown, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission or other event occurring prior to the Petition Date or during the course of the Chapter 11 Case including through the Effective Date, including, without limitation, actions arising under Chapter 5 of the Bankruptcy Code.

1.1.15              Chapter 11 Case or Case means the case under Chapter 11 of the Bankruptcy Code commenced by the Debtor, styled In re TeleVideo, Inc., Chapter 11 Case No. 06-10242(KG), currently pending before the Bankruptcy Court.

1.1.16              Claim has the meaning set forth in Section 101(5) of the Bankruptcy Code.

1.1.17              Class means a category of holders of Claims or Equity Interests as set forth in Article III of the Plan.

1.1.18              Collateral means any property or interest in property of the estate of the Debtor subject to a Lien to secure the payment or performance of a Claim, which Lien is not subject to avoidance or otherwise invalid under the Bankruptcy Code or applicable state law.

1.1.19              Committee means any statutory committee of unsecured creditors appointed in the Chapter 11 Case pursuant to Section 1102 of the Bankruptcy Code.

1.1.20              Confirmation means the entry of the Confirmation Order.

1.1.21              Confirmation Date means the date on which the Clerk of the Bankruptcy Court enters the Confirmation Order on the docket.

1.1.22              Confirmation Hearing means the hearing held by the Bankruptcy Court pursuant to Section 1128 of the Bankruptcy Code to consider Confirmation of the Plan pursuant to Section 1129 of the Bankruptcy Code, as such hearing may be adjourned or continued from time to time.

1.1.23              Confirmation Order means the order of the Bankruptcy Court confirming the Plan pursuant to Section 1129 of the Bankruptcy Code.

1.1.24              Cure means the payment of Cash by the Debtor or Reorganized Debtor, or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of the Debtor and to permit the Debtor to assume that contract or lease under Section 365(a) of the Bankruptcy Code.

1.1.25              Debtor means, TeleVideo, Inc., the debtor and debtor-in-possession in the Chapter 11 Case.

1.1.26              Debtor-in-Possession means the Debtor in its capacity as debtor-in-possession in the Chapter l1 Case pursuant to Sections 1101, 1107(a) and 1108 of the Bankruptcy Code.

1.1.27              Disbursing Agent means ThoughtStorm Strategic Capital LLC, or such other Person approved by the Court in the Confirmation Order to make distributions pursuant to the Plan and any successor thereto.

1.1.28              Disclosure Statement means one or more written disclosure statement(s) (as same be amended from time to time) relating to the Plan, including, without limitation, all exhibits and schedules thereto, as approved by the Bankruptcy Court pursuant to Section 1125 of the Bankruptcy Code.

1.1.29              Disputed means every Claim, Equity Interest or portion thereof:  (i) which has been or hereafter is listed in the Debtor’s Schedules as unliquidated, disputed or contingent; (ii) which is not listed in the Debtor’s Schedules; (iii) or which is disputed under the Plan or as to which the Debtor has interposed a timely objection and/or request for estimation in accordance with Section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, which objection and/or request for estimation has not been withdrawn, resolved or determined by a Final Order; and (iv) any Claim, proof of which was required to be filed by order of the Bankruptcy Court but as to which a proof of claim was not timely or properly filed.  A Claim that is Disputed by the Debtor as to its amount only, shall be deemed Allowed in the amount the Debtor admits is owing, if any, and Disputed as to the excess.

1.1.30              Disputed Claim Amount means the amount set forth in the proof of claim relating to a Disputed Claim or, if an amount is estimated in respect of a Disputed

Claim in accordance with Section 502(c) of the Bankruptcy Code and Bankruptcy Rule 3018, the amount so estimated pursuant to an order of the Bankruptcy Court.

1.1.31              Disputed General Unsecured Claims Reserve means, in the event there exists any Disputed General Unsecured Claim on or after the Effective Date, Cash to be set aside by the Disbursing Agent pursuant to Section 7.5 of the Plan, in one or more separate bank accounts, in an amount sufficient to pay the distributions to all Disputed General Unsecured Claims at the time such distributions are made in accordance with the provisions of the Plan, if such Disputed General Unsecured Claims become Allowed Claims.

1.1.32              Distribution Date means the later of 30 days after the Effective Date or the date upon which a Claim is allowed by the Court.

1.1.33              Distribution Fund means a fund established on the Effective Date comprised of all Available Cash to be distributed by the Disbursing Agent pursuant to the terms of this Plan.

1.1.34              Effective Date means the first Business Day on which all conditions in Article XI of the Plan have been satisfied or waived in accordance with the Plan.

1.1.35              Entity shall have the meaning set forth in Section 101(15) of the Bankruptcy Code.

1.1.36              Equity Interest means the interest of any holder of equity securities of TeleVideo represented by the issued and outstanding shares of common stock of TeleVideo, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest, that was in existence immediately prior to the Petition Date.

1.1.37              File or Filed means any motion, application or other document filed with the Bankruptcy Court or its authorized designee in the Chapter 11 Case.

1.1.38              Final Order means an order or judgment of the Bankruptcy Court, or any other court of competent jurisdiction that has not been revised, stayed, modified or amended or if so revised, stayed, modified or amended then such revised, stayed, modified or amended order as to which the time to appeal, petition for certiorari, or move for re-argument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for re-argument or rehearing shall then be pending or as to which any right to appeal, petition for certiorari, reargue, or rehearing shall have been waived in writing in form and substance satisfactory to the Debtor, or, in the event that an appeal, writ of certiorari, or re-argument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been upheld by the highest court to which such order was appealed, or from which certiorari, re-argument or rehearing was sought and the time to take any further appeal, petition for certiorari or move for re-argument or rehearing shall have expired; provided, however that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be filed with respect to such order shall not cause such order not to be a Final Order.

1.1.39              General Unsecured Claim means any Claim against the Debtor or its estate other than a Secured Tax Claim, Other Secured Claim, Administrative Expense Claim, Priority Tax Claim, or Other Priority Claim.

1.1.40              Impaired means, when used with reference to a Claim or Equity Interest, that such Claim or Equity Interest is impaired within the meaning of Section 1124 of the Bankruptcy Code.

1.1.41              Lien has the meaning set forth in Section 101(37) of the Bankruptcy Code.

1.1.42              Maximum Distribution means, with respect to an Allowed General Unsecured Claim, 90% of such Allowed General Unsecured Claim, without interest.

1.1.43              Mrs. Hwang means C. Gemma Hwang.

1.1.44              Mrs. Hwang Claim means the claim of Mrs. Hwang against the Debtor in the principal sum of approximately $1,600,000 with accrued interest through of approximately $614,000 through the Petition Date.

1.1.45              Mrs. Hwang Consideration means all of the following (i) Mrs. Hwang’s Cash Contribution, (ii) waiver of the Mrs. Hwang Secured Claim, and (iii) waiver of the Mrs. Hwang Unsecured Deficiency Claim.

1.1.46              Mrs. Hwang Cash Contribution means the Mrs. Hwang Initial Cash Contribution plus an amount up to an additional $350,000 as may be necessary to effect the Maximum Distribution to Allowed General Unsecured Claims after full satisfaction of (or the establishment of an appropriate reserve therefor) all Allowed Administrative Expense Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Tax Claims, and Allowed Other Secured Claims while allowing for the maintenance of the Working Capital Reserve.

1.1.47              Mrs. Hwang Initial Cash Contribution means an initial deposit of $350,000 to the Disbursing Agent on the Confirmation Date.

1.1.48              Mrs. Hwang Secured Claim means all or that portion of the Mrs. Hwang Claim that is a Secured Claim.

1.1.49              Mrs. Hwang Unsecured Deficiency Claim means all or that portion of the Mrs. Hwang Claim that is an Unsecured Claim.

1.1.50              New Equity means 100% of the Equity Interests in the Reorganized Debtor.

1.1.51              Other Priority Claim means any Claim, other than an Administrative Expense Claim or a Priority Tax Claim, entitled to priority in right of payment under Section 507(a) of the Bankruptcy Code, but only to the extent entitled to such priority.

1.1.52              Other Secured Claim means any Secured Claim, other than a Secured Tax Claim or the Mrs. Hwang Secured Claim.

1.1.53              Person shall have the meaning set forth in Section 101(41) of the Bankruptcy Code.

1.1.54              Petition Date means March 14, 2006.

1.1.55              Plan means this Chapter 11 plan, including, without limitation, all exhibits, supplements, appendices and schedules hereto, either in its present form or as the same may be altered, amended, supplemented or modified from time to time in accordance with the terms and provisions.

1.1.56              Priority Tax Claim means any Claim of a governmental unit of the kind specified in Sections 502(i) and 507(a)(8) of the Bankruptcy Code.

1.1.57              Pro Rata Share means a proportionate share, so that the ratio of the consideration distributed on account of an Allowed Claim in a Class to the amount of such Allowed Claim is the same as the ratio of the amount of the consideration distributed on account of all Allowed Claims in such Class to the amount of all Allowed Claims in such Class.

1.1.58              Quarterly Fees means the sums that the Debtor is required to pay to the United States Trustee pursuant to 28 U.S.C. § 1930(a)(6).

1.1.59              Rejection Claim means any Claim, proof of which is timely filed, arising under Code § 502(g) as a result of the rejection of an executory contract or unexpired lease.

1.1.60              Reorganized Debtor.  TeleVideo, Inc. on and after the Effective Date.

1.1.61              Schedules means the schedules of assets and liabilities, the list of holders of Equity Interests and the statement of financial affairs filed by the Debtor under Section 521 of the Bankruptcy Code and Bankruptcy Rule 1007, and all amendments and modifications thereto through and including the date by which objections to Claims must be filed with the Bankruptcy Court pursuant to Section 7.1 of the Plan.

1.1.62              Secured Claim means any Claim, to the extent reflected in either the Debtor’s Schedules or a proof of claim as a Secured Claim, that is secured by a Lien on property in which the Debtor has an interest, which Lien is valid, perfected and enforceable under applicable law or by reason of a Final Order, or that is subject to set-off under Section 553 of the Bankruptcy Code to the extent of the value of such claim holder’s interest in any of the Debtor’s interest in such party or to the extent of the amount subject to set-off, as applicable, including, without limitation, Secured Tax Claims and Other Secured Claims.

1.1.63              Secured Tax Claim means any Secured Claim of a governmental unit arising from unpaid taxes that is secured by a Lien on property arising from operation of a statute.

1.1.64              Working Capital Reserve means the sum of at least $350,000 which must be held by the Reorganized Debtor on and after the Effective Date and may not be used to effect any distributions to Creditors on account of Allowed Claims.

1.2           Rules for Interpreting Undefined Terms.  All terms used in this Plan and not defined herein but that are defined in the Code shall have the respective meanings assigned to such terms in the Code. All terms used in this Plan and not defined herein or in the Code but that are defined in the Bankruptcy Rules shall have the respective meanings assigned to such terms in those rules.

1.3           Rules of Construction.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Plan as a whole and not to any particular section, subsection or clause contained in the Plan unless the context requires otherwise.  Whenever from the context it appears appropriate, each term stated in either the singular or the plural includes the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender include the masculine, feminine and the neuter.

ARTICLE II.

TREATMENT OF ADMINISTRATIVE
EXPENSE CLAIMS AND PRIORITY TAX CLAIMS

2.1           Non-Classification.  As provided in Section 1123(a) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims are not classified for the purposes of voting on or receiving distributions under the Plan.  All such Claims are instead treated separately pursuant to the terms set forth in this Article II.

2.2           Administrative Expense Claims.  Except to the extent that any Entity entitled to payment of an Allowed Administrative Expense Claim agrees to a less favorable treatment, each holder of an Allowed Administrative Expense Claim shall receive Cash in an amount equal to such Allowed Administrative Expense Claim on the later of the Effective Date and the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtor-in-Possession shall be paid in full and performed by the Debtor in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

2.3           Professional Compensation and Reimbursement Claims.  All Entities seeking an award by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under Sections 330 or 331 of the

Bankruptcy Code or entitled to the priorities established pursuant to Sections 503(b)(2), 503(b)(3), 503(b)(4) or 503(b)(5) of the Bankruptcy Code shall (a) file their respective final applications for allowances of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date that is 45 days after the Effective Date, or such other date as may be fixed by the Bankruptcy Court and (b) if granted such an award by the Bankruptcy Court, be paid in full in Cash in such amounts as are Allowed by the Bankruptcy Court, (i) on the later of the Effective Date and the date upon which such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable, (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Debtor, or (iii) in accordance with the terms of any applicable administrative procedures order entered by the Bankruptcy Court.

2.4           Priority Tax Claims.  Except to the extent that a holder of an Allowed Priority Tax Claim has been paid prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Priority Tax Claim, at the option of the Debtor, (a) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (b) in accordance with Section 1129(a)(9)(C) of the Bankruptcy Code, equal annual Cash payments commencing on the first anniversary of the Effective Date in an aggregate amount equal to such Allowed Priority Tax Claim, together with simple interest on any outstanding balance from the Effective Date at a fixed annual rate of 6.0%, over a period not exceeding six years after the date of assessment of such Allowed Priority Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Priority Tax Claim with deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim; provided, however, that the Debtor shall have the right to pay any Allowed Priority Tax Claim, or any remaining balance, in full, at any time on or after the Effective Date, without premium or penalty.

Under the Plan, no holder of an Allowed Priority Tax Claim shall be entitled to any payments on account of any Post-Petition Interest (except as set forth in the preceding paragraph) or penalty with respect to or in connection with an Allowed Priority Tax Claim.  Any such Claim or demand for any Post-Petition Interest or penalty will be discharged upon Confirmation by Section 1141(d)(1) of the Bankruptcy Code, and the Allowed Priority Tax Claim holder shall not assess or attempt to collect such accrued interest or penalty from the Debtor or its property.

ARTICLE III.

CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

Claims, other than Administrative Expense Claims and Priority Tax Claims, are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan, as follows:

Class	Status	Voting Rights

Class 1 – Other Priority Claims	Unimpaired	Not entitled to vote: deemed to accept Plan

Class	Status	Voting Rights

Class 2 – Secured Tax Claims	Unimpaired	Not entitled to vote: deemed to accept Plan

Class 3 - Mrs. Hwang Secured Claim	Impaired	Entitled to vote

Class 4 – Other Secured Claims	Unimpaired	Not entitled to vote: deemed to accept Plan

Class 5 – General Unsecured Claims	Impaired	Entitled to vote

Class 6 - Equity Interests	Impaired	Not entitled to vote: deemed to reject the Plan

ARTICLE IV.

TREATMENT OF CLAIMS AND EQUITY INTERESTS

4.1           CLASS 1 - OTHER PRIORITY CLAIMS

4.1.1                Impairment and Voting.  Class 1 is unimpaired by the Plan.  Each holder of an Allowed Other Priority Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

4.1.2                Distributions.  Except to the extent that a holder of an Allowed Other Priority Claim has been paid by the Debtor prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Other Priority Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Other Priority Claim, Cash in an amount equal to such Allowed Other Priority Claim on the later of the Effective Date and the date such Other Priority Claim becomes an Allowed Other Priority Claim, or as soon thereafter as is practicable.

4.2           CLASS 2 - SECURED TAX CLAIMS

4.2.1                Impairment and Voting.  Class 2 is unimpaired by the Plan.  Each holder of an Allowed Secured Tax Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

4.2.2                Distributions.  Except to the extent that a holder of an Allowed Secured Tax Claim has been paid prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Secured Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Secured Tax Claim, at the option of the Debtor, (i) Cash in an amount equal to such Allowed Secured Tax Claim, including any interest on such Allowed Secured Tax Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Secured Tax Claim becomes an Allowed Secured Tax Claim, or as soon thereafter as is practicable, or (ii) commencing on the first anniversary of the Effective Date, equal annual Cash payments in an aggregate amount equal to such Allowed Secured Tax Claim, together with simple interest at a fixed annual rate of 6.0%, over a period not exceeding six years after the date of assessment of such Allowed Secured Tax Claim, or upon such other terms determined by the Bankruptcy Court to provide the holder of such Allowed Secured Tax Claim with deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Secured Tax Claim.

4.2.3                Retention of Liens.  Except to the extent that a holder of an Allowed Secured Tax Claim has been paid prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Secured Tax Claim shall retain the Liens (or replacement Liens), if any, securing its Allowed Secured Tax Claim as of the Effective Date until full and final payment of such Allowed Secured Tax Claim is made as provided herein, and upon such full and final payment, such Liens shall be deemed null and void and shall be unenforceable for all purposes.

4.3           CLASS 3 - MRS. HWANG SECURED CLAIM

4.3.1                Impairment and Voting.  Class 3 is impaired by the Plan.  The holder of the Mrs. Hwang Secured Claim is entitled to vote to accept or reject the Plan.

4.3.2                Distributions.  Mrs. Hwang, as the holder of the Allowed Mrs. Hwang Secured Claim, shall waive any distribution on account of such Claim as a component of the Mrs. Hwang Consideration provided by her under the Plan in exchange for the New Equity in the Reorganized Debtor to be issued to her on the Effective Date.

4.3.3                Retention of Liens.  Mrs. Hwang shall retain the Liens securing the Allowed Mrs. Hwang Secured Claim until the New Equity is issued on the Effective Date, at which time all Liens securing the Mrs. Hwang Secured Claim shall be released and satisfied in their entirety.

4.4           CLASS 4 - OTHER SECURED CLAIMS

4.4.1                Impairment and Voting.  Class 4 is unimpaired by the Plan.  Each holder of an Allowed Other Secured Claim is conclusively presumed to have accepted the Plan and is not entitled to vote to accept or reject the Plan.

4.4.2                Distributions.  Except to the extent that a holder of an Allowed Other Secured Claim has been paid prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Other Secured Claim shall, in full and complete settlement, satisfaction and discharge of its Allowed Other Secured Claim, at the option of the Debtor, (i) receive Cash in an amount equal to such Allowed Other Secured Claim, including any interest on such Allowed Other Secured Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable, or (ii) receive the Collateral securing its Allowed Other

Secured Claim and any interest on such Allowed Other Secured Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code, on the later of the Effective Date and the date such Other Secured Claim becomes an Allowed Other Secured Claim, or as soon thereafter as is practicable.

4.4.3                Retention of Liens.  Except to the extent that a holder of an Allowed Other Secured Claim has been paid prior to the Effective Date or agrees to a different treatment, each holder of an Allowed Other Secured Claim shall retain the Liens (or replacement Liens), if any, securing its Allowed Other Secured Claim as of the Effective Date until any distribution(s) shall have been made to such holder hereunder, at which time such Liens shall be deemed null and void and shall be unenforceable for all purposes.

4.5           CLASS 5 - GENERAL UNSECURED CLAIMS

4.5.1                Impairment and Voting.  Class 5 is impaired by the Plan.  Each holder of an Allowed General Unsecured Claim is entitled to vote to accept or reject the Plan.

4.5.2                Distributions.  The holder of an Allowed General Unsecured Claim shall, in full and complete settlement, satisfaction and discharge of such Allowed General Unsecured Claim, receive (i) one or more distributions from the Distribution Fund in an amount equal to its Pro Rata Share of the Allowed General Unsecured Claims Fund but in no event greater than the Maximum Distribution Amount, or (ii) such other treatment as may be consensually agreed to by the Debtor and the holder of the Allowed Unsecured Claim.  To the extent that Mrs. Hwang holds the Mrs. Hwang Unsecured Deficiency Claim, Mrs. Hwang shall waive such Claim and all right to any distribution on account of such Claim as a component of the Mrs. Hwang Consideration provided by her under the Plan in exchange for the New Equity to be issued to her in the Reorganized Debtor.

4.6           CLASS 6 - EQUITY INTERESTS

4.6.1                Impairment and Voting.  Class 6 is impaired by the Plan, shall neither receive nor retain anything of value under the Plan, and all Class 6 Equity Interests shall be canceled and extinguished under the Plan.  Accordingly, holders of Class 6 Equity Interests shall be deemed to have conclusively rejected the Plan and are not entitled to vote on the Plan.

4.6.2                Distributions.  The holders of Equity Interests shall not receive any consideration or retain anything of value under the Plan.  On the Effective Date, all Equity Interests shall be canceled and extinguished.

ARTICLE V.

ACCEPTANCE OR REJECTION OF THE PLAN

5.1           Voting of Claims.  Each holder of an Allowed Claim in an impaired Class of Claims that is entitled to vote on the Plan pursuant to Article IV of the Plan shall be entitled to vote to accept or reject the Plan as provided in such order as is entered by the Bankruptcy Court establishing procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order(s) of the Bankruptcy Court.  For purposes of calculating the number of Allowed Claims in a Class of Claims that have voted to accept or reject the Plan under Section 1126(c) of the Bankruptcy Code, all Allowed Claims in such Class held by one Entity or any Affiliate thereof shall be aggregated and treated as one Allowed Claim in such Class.

5.2           Elimination of Vacant Classes.  Any Class of Claims that is not occupied as of the date of commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily Allowed under Bankruptcy Rule 3018 shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to Section 1129(a)(8) of the Bankruptcy Code.

5.3           Nonconsensual Confirmation.  If any impaired Class of Claims entitled to vote shall not accept the Plan by the requisite statutory majorities provided in Section 1126(c) of the Bankruptcy Code, the Debtor reserves the right to amend the Plan in accordance with Section 13.7 hereof or undertake to have the Bankruptcy Court confirm the Plan under Section 1129(b) of the Bankruptcy Code or both.  With respect to any impaired Classes of Claims that are deemed to reject the Plan, the Debtor shall request that Bankruptcy Court confirm the Plan under Section 1129(b) of the Bankruptcy Code.

ARTICLE VI.

PROVISIONS GOVERNING DISTRIBUTIONS

6.1           Method of Distributions Under the Plan.

6.1.1                Distributions of Cash.  All distributions under the Plan shall be made in accordance with the priorities established by the Plan.  At the option of the Disbursing Agent, any Cash payment to be made pursuant to the Plan may be made by check or wire transfer from a domestic bank.

6.1.2                Delivery of Distributions.  Subject to the provisions of Rule 2002(g) of the Bankruptcy Rules; and except as otherwise provided herein, distributions to the holders of Allowed Claims will be made as follows:  (i) at the address set forth in the Schedules unless superseded by the address set forth on the proofs of claim filed by holders of Claims, or (ii) at the address set forth in any written notice of address change delivered to the Reorganized Debtor after the date of filing of any proof of claim.

6.1.3                Undeliverable and Unclaimed Distributions.  If any holder’s distribution is returned as undeliverable, the Reorganized Debtor will take reasonable steps to attempt to deliver the distribution to the holder of the Allowed Claim.  Any holder of an Allowed Claim that does not advise the Reorganized Debtor that it has not received its, his or her distribution within six (6) months after the date of attempted distribution will have such Claim for such undeliverable distribution discharged and will be forever barred from asserting any such Claim against the Reorganized Debtor or its property.  Distributions must be negotiated within 120 days of the date of distribution.  Any distributions which are undeliverable and unclaimed or have not been cashed within the time periods set forth above shall become available for distribution to the holders of Allowed Claims in accordance with the Plan and the holder of an unclaimed or undeliverable distribution shall not be entitled to any further distribution under the Plan.

6.1.4                Allocation of Plan Distributions.  All distributions in respect of Allowed Claims will be allocated to the original principal amount of such Claims (as determined for federal income tax purposes).

6.1.5                Distributions Subsequent to the Distribution Date.  To the extent that there is Available Cash subsequent to the Distribution Date from, among other things, (i) the prosecution and enforcement of Causes of Action, and (ii) the return of undeliverable, time-barred or unclaimed distributions to holders of Allowed General Unsecured Claims, then the Reorganized Debtor shall retain such additional funds.

6.1.6                De Minimis Distributions.  Notwithstanding anything contained herein to the contrary, payments of fractions of dollars will not be made.  Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made will reflect a rounding of such fraction to the nearest dollar (up or down), with half dollars being rounded down.  No payment of Cash less than $25.00 shall be made by the Reorganized Debtor to any holder of a Claim unless a written request is made therefor to the Reorganized Debtor.  Any undistributed amount shall be retained by the Reorganized Debtor.

6.2           Settlement of Claims and Controversies.  Pursuant to Bankruptcy Rule 9019 and in consideration for the distributions and other benefits under the Plan, the provisions of this Plan shall constitute a good faith compromise of all Claims or controversies relating to the contractual, legal and subordination rights that a holder of a Claim may have with respect to any Allowed Claim.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise of settlement of all such Claims or controversies, and the Bankruptcy Court’s findings that such compromise or settlement is in the best interests of the Debtor, its estate and the holders of Allowed Claims, and is fair, equitable and reasonable.

ARTICLE VII.

PROCEDURES FOR RESOLVING AND TREATING DISPUTED
ADMINISTRATIVE EXPENSE CLAIMS AND CLAIMS

7.1           Bar Date for Administrative Expense Claims.  The Confirmation Order will establish that date that is 30 days after the Effective Date as an Administrative Expense Claims bar date for filing Administrative Expense Claims other than for professional compensation and reimbursement claims incurred prior to the Effective Date (which are governed by Section 2.3 of the Plan).  Holders of Administrative Expense Claims not paid prior to the Effective Date shall submit proofs of Claim on or before such Administrative Expense Claims bar date or be forever barred from doing so.  The notice of Plan confirmation to be delivered pursuant to Bankruptcy Rules 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Expense Claims bar date.  The Reorganized Debtor shall have thirty (30) days following the Administrative Expense Claims bar date (or such longer period as may be allowed by order of the Bankruptcy Court) to review and object to such Administrative Expense Claims before a hearing to determine allowance of such Administrative Expense Claims.

7.2           Objections to and Resolution of Administrative Expense Claims and Claims.  Except as to applications for allowance of compensation and reimbursement of expenses under Sections 330, 331 and 503 of the Bankruptcy Code, the Reorganized Debtor shall, on and after the Effective Date, have the right to make and file objections to Administrative Expense Claims and Claims.  On and after the Effective Date, the Reorganized Debtor shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Administrative Expense Claims and Claims and compromise, settle or otherwise resolve Disputed Administrative Expense Claims and Disputed Claims and without approval of the Bankruptcy Court.  Unless otherwise ordered by the Bankruptcy Court, the Debtor and parties in interest shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses) and Claims and serve such objections upon the holder of the Administrative Expense Claim or Claim as to which the objection is made as soon as is practicable, but in no event later than 120 days after the Effective Date for Administrative Expense Claims or 60 days after the Effective Date for Claims or such later date as may be approved by the Bankruptcy Court.

7.3           No Distribution Pending Allowance.  Notwithstanding any other provision of the Plan, no Cash shall be distributed under the Plan on account of any Disputed Claim unless and until such Claim is deemed Allowed.

7.4           Estimation.  The Debtor may, at any time, request that the Bankruptcy Court estimate any contingent or Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code regardless of whether the Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection (so long as no Final Order has been entered on such objection), and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such objection.  Subject to the provisions of Section 502(j) of the Bankruptcy Code, in the event the Bankruptcy Court estimates any Contingent or Disputed Claim, the amount so estimated shall constitute the maximum allowable amount of such claim.  The Debtor, or Reorganized Debtor, as the case may be, may pursue supplementary proceedings to the allowance of any such Claim so estimated.  All of the aforementioned Claims objection and estimation procedures are cumulative and not exclusive of one another.  Claims may be estimated and subsequently comprised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court.  Unless otherwise ordered by the Bankruptcy Court, the Debtor and parties in interest shall file all objections to Administrative Expense Claims that are the subject of proofs of claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses) and Claims and serve such objections upon the holder of the Administrative Expense Claim or Claim as to which the objection is made as soon as is practicable, but in no event later than 120 days after the Effective Date for Administrative Expense Claims, 60 days after the Effective Date for Claims or such later date as may be approved by the Bankruptcy Court.

7.5           Reserve for Disputed General Unsecured Claims.  On and after the Effective Date, the Disbursing Agent shall hold in the Disputed General Unsecured Claims Reserve Cash in an aggregate amount sufficient to pay to each holder of a Disputed General Unsecured Claim at the time distributions are made pursuant to the Plan the amount of Cash that such holder would have been entitled to receive if such Claim had been an Allowed Claim on the Effective Date.  Cash withheld and reserved for payments to holders of Disputed General Unsecured Claims shall be held and deposited by the Disbursing Agent in one or more segregated bank accounts to be used to satisfy such Claims as such Disputed General Unsecured Claims become Allowed Claims.  If practicable, the Disbursing Agent may invest Cash in the Disputed General Unsecured Claims Reserve in a manner that will yield a reasonable net return, taking into account the safety of the investment.  Such funds shall be released and distributed to Allowed General Unsecured Claims as such Disputed General Unsecured Claims are allowed and/or disallowed, as the case may be.  Any sums remaining in the Disputed General Unsecured Claims Reserve after Allowed Claims are paid in accordance with the Plan shall be transferred to the Reorganized Debtor.

7.6           Allowance of Disputed Claims.  Once a Disputed General Unsecured Claim is deemed Allowed, the Disbursing Agent shall distribute from the Disputed General Unsecured Claims Reserve to the holder of such Allowed Claim the amount of Cash that would have been distributed to such holder under the Plan on the dates distributions previously were made to holders of Allowed General Unsecured Claims had such Claim been an Allowed Claim on such dates, which amount shall not exceed the amount of Cash reserved on account of such Claim.

ARTICLE VIII.

EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1           Executory Contracts and Unexpired Leases.  Pursuant to Sections 365(a) and 1123(b)(2) of the Bankruptcy Code, all executory contracts and unexpired leases that exist between the Debtor and any Person or Entity shall be deemed rejected by the Debtor on the Confirmation Date and effective as of the Effective Date, except for any executory contract or unexpired lease (i) that has been assumed or rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) as to which a motion for approval of the assumption or rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date, or (iii) is listed on the schedule of assumed executory contracts on Schedule A, separately filed with the Bankruptcy Court, as such schedule is amended from time to time.  The Confirmation Order shall constitute an order of the Bankruptcy Court under Sections 365(a) and 1123(b)(2) of the Bankruptcy Code approving the contract and lease assumptions and rejections described above, as of the Effective Date.

8.2           Payments Related to Assumption of Contracts and Leases.  Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under Section 365(b)(1) of the Bankruptcy Code by Cure.  If there is a disputed regarding (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter pertaining to assumption, Cure shall occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption.

8.3           Bar Date for Filing Proofs of Claim Relating to Rejection of Executory Contracts and Unexpired Leases.  Claims arising out of the rejection of an executory contract or unexpired lease must be filed with the Bankruptcy Court and served upon the Debtor by no later than 30 days after the later of (i) notice of the entry of an order approving the rejection of such executory contract or unexpired lease, and (ii) such other date as may be fixed by order of the Bankruptcy Court.  All such Claims not filed within such time will be forever barred from assertion against the Debtor and its estate and its property.  Except as otherwise provided in the Plan, any Allowed Claims arising out of the rejection of any executory contract or unexpired lease shall be treated in accordance with the provisions relating to Class 5 Claims.

8.4           Objections to Proofs of Claim Relating to Rejection of Executory Contracts and Unexpired Leases.  Objections to Claims arising out of the rejection of an executory contract or unexpired lease may be filed with the Court at any time prior to the thirtieth (30th) day following the filing and service upon the Debtor of such Claim.  Such objections shall be served upon the holder of the Claim to which an objection is made.  Any objection not timely filed shall be deemed waived by all parties-in-interest.

8.5           Employee Benefits.  From and after the Effective Date, the Reorganized Debtor intends to continue the Debtor’s existing employee benefit policies, plans and agreements.

8.6           Retiree Benefits.  From an after the Effective Date, to the extent that such obligations exist, the Reorganized Debtor will be obligated to pay retiree benefits (as defined in Section 1114(a) of the Bankruptcy Code) and any similar health, disability or death benefits in accordance with the terms of the retiree benefit plans or other agreements governing the payment of such benefits, subject to the rights to amend, modify or terminate such benefits under the terms of the applicable retiree benefit plan, other agreement or applicable non-bankruptcy law.

ARTICLE IX.

MEANS FOR IMPLEMENTATION OF THE PLAN

9.1           Continuing Existence.  From and after the Effective Date, the Debtor shall continue in existence and shall become the Reorganized Debtor.  All property of the Debtor, shall, as of the Effective Date, shall vest in the Reorganized Debtor.  The Reorganized Debtor shall remain in business, among other things, for the purpose of (i) enforcing and prosecuting claims, interests, rights and privileges of the Debtor and its bankruptcy estate, including, without limitation, the prosecuting of Causes of Action, (ii) resolving Disputed Claims, and (iii) administering the Plan and taking such actions as are necessary to effectuate the Plan.

9.2           Direction to Parties.  From and after the Effective Date, the Reorganized Debtor may apply to the Bankruptcy Court for an order directing any necessary party to execute or deliver or to join in the execution or delivery of any instrument required to effect a transfer of property dealt with by the Plan, and to perform any other act, including the satisfaction of any

Lien, that is necessary for the consummation of the Plan, pursuant to Section 1142(b) of the Bankruptcy Code.

9.3           Delivery of the Mrs. Hwang Consideration.  On or before the Confirmation Date, Mrs. Hwang shall deliver to the Debtor the Mrs. Hwang Initial Cash Contribution.  In the event that it is ultimately determined that the Mrs. Hwang Initial Cash Contribution is insufficient to, along with the Debtor’s Cash generated from operations, provide the treatment required under this Plan while permitting the Reorganized Debtor to maintain the Working Capital Reserve, then Mrs. Hwang shall be required to deposit with the Disbursing Agent an additional sum of Cash not greater than $350,000 as shall be necessary to effectuate the required treatment of all Allowed Claims under this Plan.

9.4           Cancellation of Equity Interests and Issuance of New Equity Interests.  On the Effective Date or as soon thereafter as is practicable, all Equity Interests will be cancelled and New Equity shall be issued by the Reorganized Debtor and delivered to Mrs. Hwang pursuant to Section 1190 of the Bankruptcy Code.  In connection therewith, TeleVideo shall no longer have registered, publicly-traded stock and shall, therefore, as a “private” company with fewer than 300 employees no longer be subject to public disclosure and other requirements of the SEC.  In connection with the issuance of the New Equity, the Reorganized Debtor shall be authorized to perform all corporate acts necessary or appropriate to accomplish the recapitalization contemplated herein.

9.5           Distribution Fund.  On the Effective Date, the Disbursing Agent shall establish the Distribution Fund, inclusive of the Disputed General Unsecured Claims Reserve.

9.6           The Disbursing Agent.

9.6.1                The Disbursing Agent, as approved by the Court in the Confirmation Order, shall serve as the Disbursing Agent under this Plan, until: (i) the appointment of a successor Disbursing Agent in the case of resignation or discharge; or (ii) the discharge of all duties of Disbursing Agent as provided for in the Plan.  In the event the Disbursing Agent ceases to serve as Disbursing Agent for any reason, the Disbursing Agent shall file with the Court a report of all receipts and disbursements made by it following the Effective Date.  The Disbursing Agent shall be entitled to reasonable compensation and reimbursement of expenses for services rendered as the Disbursing Agent.

9.6.2                From and after the Effective Date, on the Distribution Date(s), as provided in the Plan, the Disbursing Agent shall make distributions from the Distribution Fund on account of Allowed Claims and Disputed Claims provided that, and only after, such Disputed Claims have become Allowed Claims.

9.6.3                The Disbursing Agent shall have no obligation to make any distributions on account of any Claim under the Plan unless and until the Disbursing Agent receives adequate proof that a Claim has been Allowed pursuant to a Final Order of the Court or otherwise Allowed pursuant to the Plan.

9.6.4                Distributions to Creditors shall be made by the Disbursing Agent in accordance with the Plan.  The Disbursing Agent shall file with the Court a report of all receipts and disbursements made by it following the Effective Date.

9.7           Reorganized Debtor.

9.7.1                Appointment and Powers.  The duties and powers of the Reorganized Debtor shall include, but not be limited to, the following:

9.7.1.1             To exercise all power and authority that may be necessary to implement the Plan, commence and prosecute all proceedings that may be commenced and take all appropriate actions permitted by law not inconsistent with the Plan;

9.7.1.2             To maintain all bank accounts, make distributions and take other actions consistent with the Plan, including the maintenance of appropriate reserves, in accordance with the Plan;

9.7.1.3             To make decisions regarding the retention or engagement of professionals or other persons by the Reorganized Debtor and to pay, without court approval, all reasonable fees and expenses of the Reorganized Debtor and its estates accruing from and after the Effective Date;

9.7.1.4             To take all other actions not inconsistent with the provisions of the Plan which the Reorganized Debtor deems reasonably necessary or desirable in connection with the administration and consummation of the Plan; and

9.7.1.5             To exercise such other powers as may be vested in the Reorganized Debtor by order of the Bankruptcy Court.

9.7.2                No Agency Relationship, Limitation of Liability of the Reorganized Debtor, Indemnification and Insurance.  The Reorganized Debtor and its agents shall not be deemed to be the agent for any of the creditors in connection with the Cash held or distributed pursuant to the Plan.  The Reorganized Debtor and its agents shall not be liable for any mistake of fact or law or error of judgment or any act or omission of any kind unless it constitutes gross negligence or willful misconduct.  The Reorganized Debtor and its officers and directors shall be indemnified and held harmless, including the costs of defending such claims, by the Debtor and its estate against any and all claims arising out of the performance of its duties under the Plan.  The Reorganized Debtor may obtain commercially reasonable liability or other appropriate insurance with respect to the indemnification obligation of the Reorganized Debtor.  The Reorganized Debtor and each of its agents may conclusively rely, and shall be fully protected personally in acting upon any statement, instrument, opinion, report, notice, request, consent, order, or other instrument or document which he or she believes to be genuine and to have been signed or presented by the proper party.  The Reorganized Debtor may rely upon information previously generated by the Debtor.

9.8           Affairs.  Following the Effective Date, the Reorganized Debtor shall engage in any business activities or take any actions as allowed by law and its Corporate Charter, including those necessary to consummate the Plan.  On and after the Effective Date, the Reorganized Debtor may take such actions without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than any restrictions expressly imposed by the Plan or the Confirmation Order.

ARTICLE X.

EFFECT OF CONFIRMATION OF PLAN

10.1         Term of Bankruptcy Injunction or Stays.  Unless otherwise provided, all injunctions or stays provided for in the Chapter 11 Cases under Sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date of the Plan.

10.2         Revesting of Assets.  From and after the Effective Date, the Reorganized Debtor may, without further Bankruptcy Court approval, use, sell, transfer, assign, abandon or otherwise dispose of any of the Debtor’s remaining assets for the purpose of liquidating and converting such assets to Cash, making distributions and fully consummating the Plan.

10.3         Preservation of Causes of Action.  From and after the Effective Date, any and all claims and Causes of Action accruing to the Debtor and Debtor-in-Possession shall be preserved and retained by the Reorganized Debtor, who shall have the exclusive right to enforce any such Causes of Action.  The Reorganized Debtor may pursue, abandon, settle or release any or all such Causes of Action, as it deems appropriate.

10.4         Injunction.  Except as otherwise expressly provided in the Plan, the Confirmation Order or a separate order of the Bankruptcy Court, all Entities who have held, hold or may hold Claims against the Debtor, are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kind with respect to any such Claim, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or order against the Debtor on account of any such Claim, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtor or against the property of the Debtor, (d) asserting any right of setoff or subrogation of any kind against any obligation due from the Debtor or against the property or interests in property of the Debtor, and (e) commencing or continuing in any manner any action or other proceeding of any kind with respect to any claims and Causes of Action that are extinguished, dismissed or released pursuant to the Plan.  Such injunction shall extend to successors of the Debtor and its property and interests in property.

10.5         Discharge.  Except as provided in the Plan or the Confirmation Order, any consideration distributed under the Plan shall be in exchange for and in complete satisfaction, discharge and release of all Claims of any nature whatsoever against the Debtor, and any of its Assets or properties, including its present and former officers, directors, managers, members, interest holders, employees or agents, whether known or unknown.  Except as otherwise expressly provided in the Plan, upon the Effective Date, the Debtor shall be deemed discharged and released to the extent permitted by Section 1141 of the Bankruptcy Code from any and all such Claims, including but not limited to demands and liabilities that arose before the Effective Date, and all debtors of the kind specified in Section 502(g), 502(h), or 502(i) of the Bankruptcy Code, whether or not (a) a proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code; (b) a Claim based upon such debt is allowed under Section 502 of the Bankruptcy Code; or (c) the holder of a Claim based upon such debt has accepted the Plan.  The Confirmation Order, except as provided therein or in the Plan, shall be a judicial determination of discharge of all liabilities of the Debtor.  As provided in Section 524 of the Bankruptcy Code, such discharge shall void any judgment against the Debtor at any time obtained to the extent it relates to a Claim discharged, and operates as an injunction against the prosecution of any action against the Debtor, or its Assets or property, to the extent it relates to a Claim discharged.

10.6         Release of Mrs. Hwang.  All parties in interest in the Case including, but not limited to, each of (i) the Debtor and its bankruptcy estate and (ii) holders of Claims waive, discharge and forever release Mrs. Hwang, her present and former agents, employees, attorneys, consultants, successors and assigns, from any and all claims, causes of action, defenses, counterclaims or offsets and/or allegations including, without limitation, any avoidance actions under Chapter 5 of the Bankruptcy Code, each may have or may have made, or that is based on the transactions, acts, omissions, facts or circumstances at any time through and including the Effective Date, whether known or unknown, arising out of or in any way relating to the relationship between the Debtor and Mrs. Hwang.

ARTICLE XI.

EFFECTIVENESS OF THE PLAN

11.1         Conditions Precedent to Confirmation of the Plan.  The following is a condition precedent to the Confirmation of the Plan:  the entry of a Confirmation Order in form and substance satisfactory to the Debtor and Mrs. Hwang.

11.2         Conditions Precedent to Effective Date.  The following are conditions precedent to the Effective Date of the Plan unless waived by the Debtor:

11.2.1              The Bankruptcy Court shall have entered the Confirmation Order, which shall be in form and substance satisfactory to the Debtor;

11.2.2              No stay of the Confirmation Order shall be in effect at the time the other conditions set forth in this Section 11.2 have been satisfied or waived;

11.2.3              There shall exist sufficient Available Cash above the Working Capital Reserve to satisfy Administrative Expense Claims, Priority Tax Claims and, Other Priority Claims that are Allowed Claims and to fund fully the required treatment under the Plan for holders of Class 5 Allowed Claims;

11.2.4              The Equity Interests shall have been cancelled and the New Equity shall have been issued and delivered to Mrs. Hwang.

11.2.5              The Confirmation Order shall have become a Final Order.

11.3         Waiver of Conditions.  The Debtor may, in its sole discretion, waive one or more of the conditions precedent set forth in Section 11.2 of the Plan.

ARTICLE XII.

RETENTION OF JURISDICTION

12.1         Jurisdiction of Bankruptcy Court.  The Bankruptcy Court shall retain jurisdiction of all matters arising out of, and related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

12.1.1              To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any are pending, and the allowance of any Claims resulting therefrom;

12.1.2              To hear and determine any and all adversary proceedings, applications and contested matters;

12.1.3              To hear and determine any objections to Administrative Expense Claims, Claims or Equity Interests;

12.1.4              To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated;

12.1.5              To issue such orders in aid of execution and consummation of the Plan, to the extent authorized by Section 1142 of the Bankruptcy Code;

12.1.6              To consider any amendments to or modifications of the Plan, to cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

12.1.7              To hear and determine all applications for compensation and reimbursement of expenses of professionals under Sections 330, 331 and 503(b) of the Bankruptcy Code;

12.1.8              To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan;

12.1.9              To recover all assets of the Debtor and property of the Debtor’s estate, wherever located;

12.1.10            To hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

12.1.11            To hear any other matter not inconsistent with the Bankruptcy Code;

12.1.12            To enter a final decree closing the Chapter 11 Case; and

12.1.13            To enter such Orders as may be necessary or appropriate to implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan.

ARTICLE XIII.

MISCELLANEOUS PROVISIONS

13.1         Title to Assets.  Except as otherwise provided for in the Plan, title to property of the Estate shall revest in the Debtor in accordance with Section 1141 of the Bankruptcy Code, free and clear of all Claims, Liens, encumbrances, interests and rights of others, effective as of the Effective Date.

13.2         No Levy.  The distributions made pursuant to this Plan shall not be subject to levy, garnishment, attachment or like legal process by any Person by reason of any claimed subordination agreement, right to avoid payments or transfers, guaranties or otherwise (unless specifically provided for under this Plan), so that each holder will have and receive the full benefit, if any, of distributions provided under this Plan.

13.3         Cure of Default.  No default shall be declared under this Plan unless and until the Debtor and its counsel shall have received written notice of default setting forth the specific provision of the Plan and the method of cure sought, and the Debtor has failed to cure such default within (30) days of receipt of the written notice.

13.4         Effectuating Documents and Further Transactions.  The Reorganized Debtor is authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

13.5         Exemption from Transfer Taxes.  Pursuant to Section 1146(c) of the Bankruptcy Code, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan, shall not be subject to any stamp or similar tax.

13.6         Exculpation.  Neither the Debtor, nor the Debtor’s Estate, nor any of their respective officers, directors, employees, advisors, professionals or agents shall have or incur any liability to, or be subject to any right of action by the Debtor, any holder of a Claim or Equity Interest or any other party in interest for any act or omission in connection with, related to, or be subject to any right of action, by the Debtor or arising out of, the Chapter 11 Case, negotiations regarding or concerning the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, any act taken or omitted to be taken on or after the Petition Date, except for willful misconduct or gross negligence, and, in all respects, the Debtor, or its officers, directors, employees, advisors, professionals and agents shall be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.  Further, Except as otherwise provided for in the Plan, no Claims against or Equity Interests in the Debtor or the Estate, or either of them, shall be asserted against the Disbursing Agent following the Effective Date nor shall any claim or interest be asserted against: (i) any property being held by the Disbursing Agent for distribution under this Plan; or (ii) any transaction authorized to be performed by the Disbursing Agent.  The Disbursing Agent, and its members, shareholders, partners, agents, representatives, professionals, attorneys, accountants and financial advisors, and the heirs, executors, administrators, successors and assigns of each of the foregoing, shall not have or incur any liability to any Person for any act taken or omitted to be taken in good faith prior to or after the Effective Date in connection with the Chapter 11 Case or related to the performance of its duties as the Disbursing Agent, provided, however, that the foregoing provision of this Section 13.6 of the Plan shall have no effect on the liability that would otherwise result from any such act or omission to the extent that such act or omission is determined by a Final Order to have constituted willful misconduct or gross negligence.

13.7         Post-Effective Date Fees and Expenses.  From and after the Effective Date, the Reorganized Debtor shall, in the ordinary course of business and without the necessity of any approval by the Bankruptcy Court, pay the reasonable fees and expenses of those professional persons employed by the Reorganized Debtor incurred in connection with the implementation and consummation of the Plan, the reconciliation of Claims, the prosecution of Causes of Action, or any other matters as to which such professionals are employed with respect to the terms of this Plan (the “Post-Effective Date Fees and Expenses”).  By the last business day of each month following the month for which compensation is sought, the Reorganized Debtor and those professionals retained by the Reorganized Debtor shall submit their respective monthly statements to the Reorganized Debtor and its Board Members.  Such statements shall describe in detail the services performed, the fees for such services and the disbursements made in connection with the rendition of such services.  The parties will have ten (10) calendar days from the date of receipt of such statements to review such statements and to object to such statements.  At the expiration of such ten (10) calendar day period, the Reorganized Debtor shall promptly pay such statement, except those fees and/or expenses as to which an objection has been timely made in writing.  In the event of objection, the parties shall confer with one another and attempt to reach agreement regarding the correct payment to be made.  If agreement cannot be reached within twenty five (25) calendar days of receipt of the statement, the matter shall be submitted to the Bankruptcy Court within seven (7) Business Days thereafter in the form of a written objection setting forth the precise nature of the objection and the monetary amount at issue.  Thereafter, the Bankruptcy Court will consider and dispose of the objection.  The Reorganized Debtor shall be required to pay all compensation and expenses, or any portion thereof that is not the subject of a timely objection.

13.8         Payment of Statutory Fees.  All fees payable pursuant to Section 1930 of Title 28 of the United States Code shall be paid on the Effective Date or as soon as practicable thereafter and the Reorganized Debtor shall prepare and submit such post-confirmation reports as may be required.

13.9         Amendment or Modification of the Plan.  Alterations, amendments or modifications of or to the Plan may be proposed in writing by the Debtor at any time prior to the Confirmation Date, provided that the Plan, as altered, amended or modified, satisfies the conditions of Sections 1122 and 1123 of the Bankruptcy Code, and the Debtor shall have complied with Section 1125 of the Bankruptcy Code.  The Plan may be altered, amended or modified by the Debtor at any time after the Confirmation Date and before substantial consummation, provided that the Plan, as altered, amended or modified, satisfies the requirements of Sections 1122 and 1123 of the Bankruptcy Code and the Bankruptcy Court, after notice and a hearing, confirms the Plan, as altered, amended or modified, under Section 1129 of the Bankruptcy Code and the circumstances warrant such alterations, amendments or modifications.  A holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such holder.  Prior to the Effective Date, the Debtor may make appropriate technical non-material modifications to the Plan without further order or approval of the Bankruptcy Court, provided that such technical modifications do not adversely affect the treatment of holders of Claims or Equity Interests.

13.10       Severability.  In the event that the Bankruptcy Court determines that any provision in the Plan is invalid, void or unenforceable, such provision shall be invalid, void or unenforceable with respect to the holder or holders of such Claims as to which the provision is determined to be invalid, void or unenforceable.  The invalidity, voidness or unenforceability of any such provision shall in no way limit or affect the enforceability and operative effect of any other provision of the Plan and shall not require the re-solicitation of any acceptance or rejection of the Plan unless otherwise ordered by the Bankruptcy Court.

13.11       Revocation or Withdrawal of the Plan.  The Debtor reserves the right to revoke or withdraw the Plan prior to the Confirmation Date.  If the Debtor revokes or withdraws the Plan prior to the Confirmation Date, then the Plan shall be deemed null and void.  In such event, nothing contained herein shall constitute or be deemed a waiver or release of any claims by or against the Debtor or any other Person or Entity or to prejudice in any manner the rights of the Debtor or any Person or Entity in any further proceedings involving the Debtor.

13.12       Binding Effect.  The Plan shall be binding upon and inure to the benefit of the Debtor and the holders of Claims and Equity Interests and their respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

13.13       Notices.  All notices, requests and demands to or upon the Debtor to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, then received and telephonically confirmed, addressed as follows:

If to the Debtor:

BUCHANAN INGERSOLL PC
The Nemours Building
1007 North Orange Street, Suite 1110
Wilmington, DE 19801-1236
Attn:  Jami B. Nimeroff, Esquire
Fax:  302-428-3996

If to Mrs. Hwang:

HOLLAND & KNIGHT, LLP
195 Broadway 24th Floor
New York, NY 10007
Attn:  Peter A. Zisser, Esquire
Fax:  212-385-9010

13.14       Governing Law.  Except to the extent the Bankruptcy Code, Bankruptcy Rules or other federal law is applicable, or to the extent an exhibit to the Plan provides otherwise, the rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the principles of conflicts of law of such jurisdiction.

13.15       Withholding and Reporting Requirements.  In connection with the consummation of the Plan, the Debtor shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority and all distributions hereunder shall be subject to any such withholding and reporting requirements.

13.16       Computation of Time.  Except as otherwise specifically provided herein, in computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

13.17       Successors and Assigns.  The rights, benefits and obligations of any entity named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such entity.

13.18       Headings.  Headings are used in the Plan for convenience and reference only, and shall not constitute a part of the Plan for any other purpose.

13.19       Exhibits/Schedules.  Any exhibits and schedules to the Plan are incorporated into and are a part of the Plan as if set forth in full herein.

13.20       Filing of Additional Documents.  On or before substantial consummation of the Plan, the Debtor shall file with the Bankruptcy Court such agreements and other documents, if any, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan.

13.21       Plan Controls.  To the extent the Plan is inconsistent with the Disclosure Statement(s) (including but not limited to any exhibits, schedules, appendices, supplements and/or amendments thereof) the provisions of the Plan shall be controlling.

13.22       Section 1125(e) of the Bankruptcy Code.  The Debtor has, and upon confirmation of the Plan shall be deemed to have, solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code.

Respectfully Submitted,

TeleVideo, Inc.

By:

Dated: April , 2006